UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

BofI HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 26, 2011, BofI Holding, Inc. (the “Registrant”) and its wholly owned subsidiary Bank of Internet USA (together, the “Company”), entered into an Amended and Restated Employment Agreement (the “Agreement”) with Mr. Gregory Garrabrants as President and Chief Executive Officer of the Company. The Agreement, effective as of May 26, 2011, amends and restates that employment agreement between the Company and Mr. Garrabrants filed as Exhibit 99.2 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2007.

Under the terms of the Agreement (i) the Company will employ Mr. Garrabrants until June 30, 2015 and (ii) on and after July 1, 2011, Mr. Garrabrants will receive an annual base salary of $375,000. Contingent upon shareholder approval, the Agreement also provides for (i) an Annual Cash Incentive Award based upon five performance objectives set by the Company which will be individually measured at the end of each fiscal year and could aggregate to an amount between 0% and 105% of Mr. Garrabrants’ base salary and (ii) a performance-based Annual Restricted Stock Unit Award equal to 40,000 shares of common stock multiplied by a factor ranging from 0 to 3 based upon the Company’s annual return on average common equity, annual asset growth and certain monthly-agreed qualitative factors established by the Company.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibits 99.1 which is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

99.1	Amended and Restated Employment Agreement by and between Gregory Garrabrants and BofI Holding, Inc. and Subsidiaries dated as of May 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer

Date: May 26, 2011